725 Old Norcross Road • Lawrenceville, GA 30045 • 770-963-9205•
www.triplecrownmedia.com

Triple Crown Media, Inc. Announces Nasdaq Staff Determination Letter

Lawrenceville, GA, July 21, 2008 – On April 15, 2007, Triple Crown Media, Inc. (Nasdaq: TCMI)(the “Company”) received an initial notification from The Nasdaq Stock Market that the Company had not maintained a minimum market value of its shares of common stock in accordance with Marketplace Rule 4450(e)(1) and would be required to regain compliance by July 14, 2008. On July 16, 2008 the Company received a follow-up notification from The Nasdaq Stock Market that the Company has not regained compliance in accordance with Marketplace Rule 4450(e)(1). Accordingly, its securities will be delisted from The Nasdaq Global Market. Trading of the Company’s common stock will be suspended at the opening of business on July 25, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company’s securities will continue to be quoted in the pink sheets under the symbol TCMI.

For information contact:

Robert Prather, Jr., President and Chief Executive Officer, at (404) 266-8333, or
Mark G. Meikle, Executive Vice President and Chief Financial Officer, at (859) 226-4376